                                                                      EXHIBIT 12
                                                                      ----------

                      THE LIMITED, INC. AND SUBSIDIARIES

                      RATIO OF EARNINGS TO FIXED CHARGES

                       (Thousands except ratio amounts)

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
                                                                 Thirty-nine Weeks Ended
                                                            ------------------------------------
                                                            October 31,              November 1,
                                                               1998                      1997
                                                            -----------              -----------
Adjusted Earnings
-----------------

Income, excluding gain on split-off of Abercrombie &
 Fitch, before income taxes                                  $  270,765                 $ 236,129

Portion of minimum rent ($546,662 in 1998 and
 $565,157 in 1997) representative of interest                   182,221                   186,502

Interest on indebtedness                                         49,229                    50,744

Minority interest                                                26,659                    23,910
                                                             ----------                 ---------
     Total earnings as adjusted                              $  528,874                 $ 497,285
                                                             ==========                 =========

Fixed Charges
-------------

Portion of minimum rent representative
of interest                                                  $  182,221                 $ 186,502

Interest on indebtedness                                         49,229                    50,744
                                                             ----------                 ---------
     Total fixed charges                                     $  231,450                 $ 237,246
                                                             ==========                 =========

Ratio of earnings to fixed charges                                2.29x                     2.10x
                                                                 ======                    ======
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